UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2006

Gladstone Capital Corporation

(Exact name of registrant as specified in its chapter)

Maryland	814-00237	54-2040781
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200	22102
McLean, Virginia	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 22, 2006, Gladstone Capital Corporation through its wholly-owned subsidiary, Gladstone Business Loan LLC, amended its credit agreement with Deutsche Bank AG and certain other parties.  The credit agreement was originally established on May 19, 2003, and was amended and restated on May 26, 2006.  This Amendment No. 1 to the Amended and Restated Credit Agreement increased the capacity of the facility to $150 million from $100 million and added new and also modified existing definitions. In connection with this amendment Gladstone Business Loan LLC paid a $37,500 amendment fee.

A copy of the Amendment No. 1 to the Amended and Restated Credit Agreement is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable

(c)           Not applicable

(d)                               Exhibit 10.1 — Amendment No. 1 to the Amended and Restated Credit Agreement by and among Gladstone Business Loan LLC, Deutsche Bank AG, and certain other parties, dated as of September 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation (Registrant)
September 22, 2006	By: /s/ Harry Brill (Harry Brill, Chief Financial Officer)